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                                                                 EXHIBIT 23.19

             [THE BEACON GROUP CAPITAL SERVICES, LLC LETTERHEAD]

March 27, 1997

Board of Directors
PHH Corporation
11333 McCormick Road
Hunt Valley, Maryland 21031
Re: Registration Statement on Form S-4 of HFS Incorporated

Gentlemen and Madam:

Attached is our opinion letter with respect to the fairness to the holders of the outstanding shares of common stock, without par value (the "PHH Shares"), of PHH Corporation (the "Company" or "PHH"), other than HFS Incorporated ("HFS") and Mercury Acq. Corp., a wholly-owned subsidiary of HFS, or any other wholly-owned subsidiary of HFS, of the Conversion Number (as defined in the attached opinion letter) to be received for the PHH Shares pursuant to the Agreement and Plan of Merger dated as of November 10, 1996, by and among HFS, Mercury Acq. Corp. and the Company.

The foregoing opinion letter has been furnished for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent.

In that regard, we hereby consent to the reference to the opinion of our firm in the letter to PHH stockholders and under the captions "Summary--The Merger--Financial Advisors to PHH", "The Merger--Reasons of PHH for the Merger; Recommendation of the PHH Board" and "The Merger--PHH Financial Advisors" and to the inclusion of the foregoing opinion in the Proxy Statement/Prospectus included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ The Beacon Group Capital Services, LLC

THE BEACON GROUP CAPITAL SERVICES, LLC